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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549



                                    FORM 8-K


                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                      THE SECURITIES EXCHANGE ACT OF 1934



      Date of Report (Date of earliest event reported):  December 19, 1996



                    EQUITY COMPRESSION SERVICES CORPORATION
             (Exact name of Registrant as specified in its charter)



   Oklahoma                      0-18205                   73-1345732
---------------              ----------------          ------------------
(State or other              (Commission File           (I.R.S. Employer
jurisdiction of                  Number)               Identification No.)
incorporation)


                               20 East 5th Street
                                   Suite 1500
                             Tulsa, Oklahoma 74103
                                 (918) 587-5815
              (Address, including zip code, and telephone number,
       including area code, of Registrant's principal executive offices)
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ITEM 1.  CHANGES IN CONTROL OF REGISTRANT.

     On December 19, 1996, the Registrant consummated the sale of 8,000,000 shares of its common stock, par value $.01 per share (the "Common Stock"), and warrants which, upon satisfying certain vesting requirements, entitle the holder to purchase up to an additional 8,000,000 shares of Common Stock at a price of $.91 per share (the "Warrants"). The sales of the Common Stock and Warrants were made pursuant to the terms and conditions of the Stock Purchase Agreement dated October 16, 1996, between the Registrant and HACL, Ltd., a Texas limited partnership ("HACL"). All of the Warrants and 3,863,636 of the shares of Common Stock were issued to HACL and 4,136,364 shares of Common Stock were issued to HACL's designee, Energy Investors Joint Venture ("Energy Investors"), a Texas joint venture of which HACL is the managing joint venture partner, for aggregate consideration of $4,400,000 in cash. Capital contributions from the partners and venturers of the purchasers were used to purchase the Common Stock and Warrants. As a result of the purchase of the Common Stock and Warrants, HACL and Energy Investors together own approximately 38% of the Registrant's outstanding shares of Common Stock based on the number of shares outstanding as of November 4, 1996. Should the Warrants vest and be exercised in full, HACL and Energy Investors would own in the aggregate up to approximately 55.1% of the Registrant's outstanding shares of Common Stock based on the number of shares outstanding as of November 4, 1996.

     The general partner of HACL is Six-Dawaco, Inc., a Texas corporation, whose directors and executive officers are Ray C. Davis and Kelcy L. Warren.

     Pursuant to the Stock Purchase Agreement, HACL was granted the right to designate up to eight directors of the Registrant upon consummation of the transaction. Following such consummation, John B. Hawkins, Donald C. Nejedly and David J. Parsons resigned as directors of the Registrant, and HACL's designees, Ray C. Davis, Kelcy L. Warren, Matthew S. Ramsey, Richard D. Brannon and Jon P. Stevenson (each of whom is a limited partner of HACL), were elected to serve as directors. Under the terms of the Stock Purchase Agreement, the Registrant has agreed to hereafter include among its nominees for the Board of Directors a sufficient number of persons designated by HACL such that the percentage of directors proposed to be composed of HACL's designees is approximately proportionately equal to HACL's percentage ownership of the Registrant's total outstanding shares of Common Stock.

     Information about the new directors required by Rule 14f-1 under the Securities Exchange Act of 1934, as amended, was included in the Registrant's Proxy Statement distributed to its stockholders in connection with the solicitation of proxies for the Special Meeting of Stockholders held on December 19, 1996.

     At a meeting of the Registrant's Board of Directors held immediately following the consummation of the sales of the Common Stock and Warrants, Richard D. Brannon was elected Chairman of the Board of Directors, Matthew S. Ramsey was elected Chief Executive Officer and Jack D. Brannon (the brother of Richard D. Brannon) was elected Chief Financial Officer of the Registrant.
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ITEM 5.  OTHER EVENTS.

     On December 19, 1996, the Registrant effected the change of its corporate name from "Hawkins Energy Corporation" to "Equity Compression Services Corporation."

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

     (c)  Exhibits

          Exhibit No.       Description
          -----------       -----------

          2.1 Stock Purchase Agreement dated October 16, 1996, between the Registrant and HACL, Ltd.

          4.1           Warrant dated December 19, 1996.
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                                  SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                      EQUITY COMPRESSION SERVICES CORPORATION


January 3, 1997                       By: /s/ Thomas F. Ostrye
                                          -----------------------------------
                                          Thomas F. Ostrye
                                          President
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                                 EXHIBIT INDEX

          Exhibit No.         Description
          -----------         -----------

          2.1 Stock Purchase Agreement dated October 16, 1996, between the Registrant and HACL, Ltd.

          4.1            Warrant dated December 19, 1996.